Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Announces First Quarter 2021 Results

(April 20, 2021) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $70 million, or $0.43 per diluted share, for the first quarter of 2021.

"Fulton achieved solid financial performance during the first quarter, despite the continuing challenges brought about by COVID-19,” said E. Philip Wenger, Chairman and CEO of Fulton Financial Corporation. “We experienced record earnings per share, our mortgage business remained strong, our wealth management business grew to record highs, and asset quality remained stable. The balance sheet restructuring we announced in March had minimal net impact on our earnings in the first quarter, but it will meaningfully enhance our net interest income beginning in the second quarter and going forward.”

Net Interest Income and Balance Sheet

Net interest income for the first quarter of 2021 was $164 million, $3 million higher than the fourth quarter of 2020. Net interest margin for the first quarter of 2021 increased 4 basis points, to 2.79%, from 2.75% in the fourth quarter of 2020. The increases in net interest income and net interest margin in comparison to the fourth quarter of 2020 were primarily due to the forgiveness of Paycheck Protection Program ("PPP") loans and the recognition of related fee income as well as growth in average investment securities and other earning assets during the quarter.
Total average assets for the first quarter of 2021 were $26.1 billion, an increase of $333 million from the fourth quarter of 2020, driven by growth in other interest-earning assets and investment securities. Average loans, net of unearned income, were $19.0 billion, relatively unchanged compared to the fourth quarter of 2020. Average loans included loans originated under the PPP. Average PPP loans were $1.7 billion for the first quarter of 2021 compared to $1.8 billion for the fourth quarter of 2020. First quarter loan balances were impacted by the net effect of $579 million of PPP loans forgiven and $685 million of new loans originated under the third phase of the PPP in the first quarter of 2021 .

Average loans and yields, by type, for the first quarter of 2021 in comparison to the fourth quarter of 2020 are summarized in the following table:

	Three months ended
	March 31, 2021		December 31, 2020		Growth
	Balance	Yield (1)	Balance	Yield (1)	$	%
	(dollars in thousands)
Average Loans, net of unearned income, by type:
Real estate - commercial mortgage	$7,128,997	3.15%	$7,101,363	3.21%	$27,634	0.4%
Commercial and industrial(2)	5,722,080	2.57%	5,855,305	2.57%	(133,225)	(2.3)%
Real estate - residential mortgage	3,183,585	3.52%	3,087,529	3.65%	96,056	3.1%
Real estate - home equity	1,175,218	3.75%	1,212,113	3.91%	(36,895)	(3.0)%
Real estate - construction	1,054,718	3.09%	1,009,284	3.11%	45,434	4.5%
Consumer	459,038	4.13%	468,678	4.07%	(9,640)	(2.1)%
Equipment lease financing	266,405	4.11%	279,059	3.98%	(12,654)	(4.5)%
Other(3)	(9,455)	N/A	(18,817)	N/A	9,362	(49.8)%
Total Average Loans, net of unearned income	$18,980,586	3.53%	$18,994,514	3.45%	$(13,928)	(0.1)%

(1) Presented on a fully-taxable equivalent basis using a 21% Federal tax rate and statutory interest expense disallowances.
(2) Includes average PPP loans of $1.7 billion and $1.8 billion for the three months ended March 31, 2021 and December 31, 2020, respectively.
(3) Consists of overdrafts and net origination fees and costs.

Total average liabilities in the first quarter of 2021 increased $241 million, to $23.4 billion, from the fourth quarter of 2020 driven by increases in demand and savings deposits, partially offset by decreases in time deposits and short-term borrowings. Average deposits and interest rates, by type, for the first quarter of 2021 in comparison to the fourth quarter of 2020 are summarized in the following table:

	Three months ended
	March 31, 2021		December 31, 2020		Growth
	Balance	Rate	Balance	Rate	$	%
	(dollars in thousands)
Average Deposits, by type:
Noninterest-bearing demand	$6,672,832	—	$6,477,228	—	$195,604	3.0%
Interest-bearing demand	5,832,174	0.08%	5,762,150	0.10%	70,024	1.2%
Savings	6,137,084	0.10%	5,905,137	0.13%	231,947	3.9%
Total average demand and savings	18,642,090	0.06%	18,144,515	0.07%	497,575	2.7%
Brokered	324,364	0.49%	340,451	0.53%	(16,087)	(4.7)%
Time	2,150,570	1.23%	2,306,556	1.39%	(155,986)	(6.8)%
Total Average Deposits	$21,117,024	0.18%	$20,791,522	0.23%	$325,502	1.6%

Asset Quality

In the first quarter of 2021 a reversal of provision of credit losses of $6 million was recognized, as compared to provisions for credit losses of $6 million, and $44 million for the fourth quarter of 2020 and first quarter of 2020, respectively. Several factors as of the end of the first quarter of 2021 in comparison to the end of the fourth quarter of 2020, including improved economic forecasts and a decrease in specific allocations within the allowance for credit losses for loans evaluated individually, reduced the level of the allowance for credit losses determined to be necessary at the end of the first quarter of 2021, resulting in the negative provision for credit losses.
The $44 million provision for credit losses in the first quarter of 2020 was driven primarily by assessment of the initial estimated impacts of the COVID-19 pandemic, as reflected in economic forecasts as of the end of the first quarter of 2020, on the level of expected credit losses.
Non-performing assets were $156 million, or 0.60% of total assets, at March 31, 2021, compared to $151 million, or 0.58% of total assets, and $147 million, or 0.64% of total assets at December 31, 2020 and March 31, 2020, respectively.
Annualized net charge-offs for the quarter ended March 31, 2021 were 0.13% of total average loans, compared to annualized net recoveries of 0.07% and annualized net charge-offs of 0.26% for the quarters ended December 31, 2020 and March 31, 2020, respectively.

Non-interest Income

Non-interest income in the first quarter of 2021, excluding investment securities gains, was $62 million, an increase of $6 million, or 11%, from the fourth quarter of 2020, primarily driven by increases of $5 million in mortgage banking income and $2 million in wealth management fees. The increase in mortgage banking income was due to a $6 million reversal of the valuation allowance for mortgage servicing assets.
Compared to the first quarter of 2020, non-interest income, excluding investment securities gains, in the first quarter of 2021 increased $7 million, or 13%, from $55 million, primarily driven by an $8 million increase in mortgage banking income, resulting from a combination of higher mortgage sales gains and a $6 million reversal of the mortgage servicing valuation allowance, both due to lower mortgage interest rates.
In the first quarter of 2021, Fulton completed a balance sheet restructuring involving gains on sales of Visa, Inc. Class B restricted shares of $34 million, which were offset in non-interest expense by corresponding debt extinguishment costs of $32 million, other securities losses of $0.4 million and a write-off of $1 million recognized in net interest income in connection with the purchase of certain of the Corporation's outstanding senior and subordinated notes and the prepayment of certain term Federal Home Loan Bank advances.

Non-interest Expense

Non-interest expense was $178 million in the first quarter of 2021, an increase of $24 million compared to the fourth quarter of 2020, which was driven by costs recognized during the first quarter of 2021 associated with the aforementioned balance sheet restructuring. In the fourth quarter of 2020, $15 million of charges, reflected in salaries and employee benefits and other expense, were recognized in connection with the cost saving initiatives announced in October 2020.
Compared to the first quarter of 2020, non-interest expense increased $36 million, or 25% in the first quarter of 2021, due primarily to costs associated with the previously mentioned balance sheet restructuring. Other increases were recognized in salaries and employee benefits and data processing and software, partially offset by lower professional fees.

Income Tax Expense

The effective income tax rate (ETR) for the first quarter of 2021 was 16%, as compared to 10% for both the fourth quarter of 2020 and first quarter of 2020. The increase was a result of higher income before income taxes.

Additional information on Fulton is available on the Internet at www.fult.com.

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the
Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.
Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the

Investor Relations section of the Corporation's website (www.fult.com) and on the Securities and Exchange Commission's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain non-GAAP financial measures in this earnings release. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
in thousands, except per-share data and percentages
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
Ending Balances
Investments	$3,612,010	$3,340,424	$3,097,721	$2,974,813	$3,141,440
Loans, net of unearned income	18,990,986	18,900,820	19,028,621	18,704,722	17,077,403
Total assets	25,892,990	25,906,733	25,543,281	24,617,863	22,929,859
Deposits	21,633,838	20,839,207	20,730,051	19,884,208	17,365,026
Shareholders' equity	2,629,655	2,616,828	2,390,261	2,340,501	2,285,748

Average Balances
Investments	$3,448,166	$3,221,289	$2,977,672	$3,096,632	$3,071,828
Loans, net of unearned income	18,980,586	18,994,514	18,880,519	18,331,797	16,860,067
Total assets	26,082,816	25,749,405	25,169,508	24,139,116	22,252,099
Deposits	21,117,024	20,791,522	20,388,447	19,276,658	17,121,428
Shareholders' equity	2,637,098	2,544,866	2,374,091	2,309,133	2,337,016

Income Statement
Net interest income	$164,448	$161,591	$154,116	$152,754	$160,746
Provision for credit losses	(5,500)	6,240	7,080	19,570	44,030
Non-interest income	95,397	55,574	63,248	55,922	54,644
Non-interest expense	178,384	154,737	139,147	143,006	142,552
Income before taxes	86,961	56,187	71,137	46,101	28,808
Net income available to common shareholders	70,472	48,690	61,607	39,559	26,047
Pre-provision net revenue(1)	81,795	64,092	80,043	67,125	74,374

Per Share
Net income available to common shareholders (basic)	$0.43	$0.30	$0.38	$0.24	$0.16
Net income available to common shareholders (diluted)	$0.43	$0.30	$0.38	$0.24	$0.16
Cash dividends	$0.14	$0.17	$0.13	$0.13	$0.13
Common shareholders' equity	$14.99	$14.93	$14.74	$14.45	$14.16
Common shareholders' equity (tangible)(1)	$11.69	$11.62	$11.44	$11.15	$10.84
Weighted average shares (basic)	162,441	162,242	162,061	161,715	163,475
Weighted average shares (diluted)	163,737	163,071	162,579	162,267	164,417

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this document.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
Asset Quality
Net charge-offs (recoveries) to average loans (annualized)	0.13%	(0.07)%	(0.05)%	0.09%	0.26%
Non-performing loans to total loans	0.80%	0.78%	0.75%	0.75%	0.82%
Non-performing assets to total assets	0.60%	0.58%	0.57%	0.59%	0.64%
ACL - loans(2) to total loans	1.40%	1.47%	1.40%	1.37%	1.40%
ACL - loans(2) to non-performing loans	174%	189%	188%	183%	170%

Asset Quality, excluding PPP(1)(3)
Net charge-offs (recoveries) to average loans (annualized)	0.14%	(0.08)%	(0.06)%	0.10%	—%
Non-performing loans to total adjusted loans	0.88%	0.85%	0.83%	0.83%	—%
ACL - loans(2) to total adjusted loans	1.54%	1.60%	1.56%	1.53%	—%

Profitability
Return on average assets	1.14%	0.79%	0.97%	0.66%	0.47%
Return on average shareholders' equity	11.24%	7.95%	10.32%	6.89%	4.48%
Return on average common shareholders' equity (tangible)(1)	15.00%	10.32%	13.50%	8.99%	5.84%
Net interest margin	2.79%	2.75%	2.70%	2.81%	3.21%
Efficiency ratio(1)	63.0%	62.5%	62.3%	66.4%	64.5%

Capital Ratios
Tangible common equity ratio(1)	7.5%	7.4%	7.4%	7.5%	7.8%
Tier 1 leverage ratio(4)	8.3%	8.2%	7.4%	7.6%	7.9%
Common equity Tier 1 capital ratio(4)	9.8%	9.5%	9.5%	9.5%	9.4%
Tier 1 capital ratio(4)	10.8%	10.5%	9.5%	9.5%	9.4%
Total risk-based capital ratio(4)	14.2%	14.4%	13.9%	13.8%	13.8%

(1) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(2) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Loans, net of unearned income" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(3) Asset quality information excluding Paycheck Protection Program ("PPP") loans. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(4) Regulatory capital ratios as of March 31, 2021 are preliminary and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
dollars in thousands
						% Change from
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2021	2020	2020	2020	2020	2020	2020
ASSETS
Cash and due from banks	$102,570	$120,462	$139,304	$141,702	$181,777	(14.9)%	(43.6)%
Other interest-earning assets	1,625,515	1,819,499	1,489,550	1,007,939	793,572	(10.7)%	104.8%
Loans held for sale	34,092	83,886	93,621	77,415	40,645	(59.4)%	(16.1)%
Investment securities	3,612,010	3,340,424	3,097,721	2,974,813	3,141,440	8.1%	15.0%
Net Loans	18,990,986	18,900,820	19,028,621	18,704,722	17,077,403	0.5%	11.2%
Less: ACL - loans(1)	(265,986)	(277,567)	(266,825)	(256,537)	(238,508)	(4.2)%	11.5%
Loans, net	18,725,000	18,623,253	18,761,796	18,448,185	16,838,895	0.5%	11.2%
Net, premises and equipment	229,035	231,480	236,943	239,596	236,908	(1.1)%	(3.3)%
Accrued interest receivable	65,649	72,942	70,766	73,720	59,365	(10.0)%	10.6%
Goodwill and intangible assets	536,544	536,659	534,907	535,039	535,171	—%	0.3%
Other assets	962,575	1,078,128	1,118,673	1,119,454	1,102,086	(10.7)%	(12.7)%
Total Assets	$25,892,990	$25,906,733	$25,543,281	$24,617,863	$22,929,859	(0.1)%	12.9%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,633,838	$20,839,207	$20,730,051	$19,884,208	$17,365,026	3.8%	24.6%
Short-term borrowings	520,989	630,066	611,727	572,551	1,386,808	(17.3)%	(62.4)%
Other liabilities	482,101	524,369	515,230	525,407	513,811	(8.1)%	(6.2)%
FHLB advances and long-term debt	626,407	1,296,263	1,296,012	1,295,196	1,378,466	(51.7)%	(54.6)%
Total Liabilities	23,263,335	23,289,905	23,153,020	22,277,362	20,644,111	(0.1)%	12.7%
Shareholders' equity	2,629,655	2,616,828	2,390,261	2,340,501	2,285,748	0.5%	15.0%
Total Liabilities and Shareholders' Equity	$25,892,990	$25,906,733	$25,543,281	$24,617,863	$22,929,859	(0.1)%	12.9%

LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$7,142,137	$7,105,092	$7,046,330	$6,934,936	$6,895,069	0.5%	3.6%
Commercial and industrial	3,986,858	4,088,561	4,007,278	4,033,439	4,450,557	(2.5)%	(10.4)%
Real estate - residential mortgage	3,254,058	3,141,915	3,061,835	2,862,226	2,718,290	3.6%	19.7%
Real estate - home equity	1,149,958	1,202,913	1,222,709	1,251,455	1,292,677	(4.4)%	(11.0)%
Real estate - construction	1,083,494	1,047,218	1,007,534	972,909	947,768	3.5%	14.3%
Consumer	451,857	466,772	469,551	465,610	468,172	(3.2)%	(3.5)%
Equipment lease financing	260,907	279,118	280,286	281,897	289,726	(6.5)%	(9.9)%
Other(2)	(26,677)	(12,481)	(27,067)	(34,784)	15,144	113.7%	N/M
Loans, net of unearned income before PPP	17,302,592	17,319,108	17,068,456	16,767,688	17,077,403	(0.1)%	1.3%
PPP	1,688,394	1,581,712	1,960,165	1,937,034	—	6.7%	N/M
Total Loans, net of unearned income	$18,990,986	$18,900,820	$19,028,621	$18,704,722	$17,077,403	0.5%	11.2%
Deposits, by type:
Noninterest-bearing demand	$7,046,116	$6,531,002	$6,378,077	$6,239,055	$4,531,872	7.9%	55.5%
Interest-bearing demand	5,959,909	5,818,564	5,813,935	5,099,405	4,724,520	2.4%	26.1%
Savings	6,244,513	5,929,792	5,805,431	5,667,893	5,092,865	5.3%	22.6%
Total demand and savings	19,250,538	18,279,358	17,997,443	17,006,353	14,349,257	5.3%	34.2%
Brokered	309,873	335,185	317,588	310,689	313,337	(7.6)%	(1.1)%
Time	2,073,427	2,224,664	2,415,020	2,567,166	2,702,432	(6.8)%	(23.3)%
Total Deposits	$21,633,838	$20,839,207	$20,730,051	$19,884,208	$17,365,026	3.8%	24.6%
Short-term borrowings, by type:
Customer funding	$520,989	$630,066	$611,727	$572,551	$461,808	(17.3)%	12.8%
Federal funds purchased	—	—	—	—	200,000	N/M	(100.0)%
Short-term FHLB advances	—	—	—	—	725,000	N/M	(100.0)%
Total Short-term Borrowings	$520,989	$630,066	$611,727	$572,551	$1,386,808	(17.3)%	(62.4)%

N/M - Not meaningful
(1) "ACL - loans" relates to the ACL specifically on "Loans, net of unearned income" and does not include the ACL related to OBS credit exposures.
(2) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
dollars in thousands
	Three Months Ended					% Change from
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2021	2020	2020	2020	2020	2020	2020
Interest Income:
Interest income	$184,936	$183,645	$179,159	$180,696	$199,378	0.7%	(7.2)%
Interest expense	20,488	22,054	25,043	27,942	38,632	(7.1)%	(47.0)%
Net Interest Income	164,448	161,591	154,116	152,754	160,746	1.8%	2.3%
Provision for credit losses	(5,500)	6,240	7,080	19,570	44,030	N/M	(112.5)%
Net Interest Income after Provision	169,948	155,351	147,036	133,184	116,716	9.4%	45.6%
Non-Interest Income:
Commercial banking:
Merchant and card	5,768	5,953	6,237	5,326	5,624	(3.1)%	2.6%
Cash management	4,921	4,737	4,742	4,503	4,742	3.9%	3.8%
Capital markets	2,800	3,513	4,696	5,004	5,075	(20.3)%	(44.8)%
Other commercial banking	2,853	2,606	2,636	1,914	2,978	9.5%	(4.2)%
Total commercial banking	16,342	16,809	18,311	16,748	18,419	(2.8)%	(11.3)%
Consumer banking:
Card	5,878	5,123	5,002	4,966	4,685	14.7%	25.5%
Overdraft	2,724	3,376	3,015	2,107	4,058	(19.3)%	(32.9)%
Other consumer banking	2,152	2,298	2,406	2,065	2,496	(6.4)%	(13.8)%
Total consumer banking	10,754	10,797	10,423	9,138	11,239	(0.4)%	(4.3)%
Wealth management	17,347	15,653	14,943	13,407	15,055	10.8%	15.2%
Mortgage banking	13,960	9,311	16,801	9,964	6,234	49.9%	123.9%
Other	3,519	3,004	2,769	3,660	3,651	17.1%	(3.6)%
Non-interest income before investment securities gains	61,922	55,574	63,246	52,917	54,598	11.4%	13.4%
Investment securities gains, net	33,475	—	2	3,005	46	N/M	N/M
Total Non-Interest Income	95,397	55,574	63,248	55,922	54,644	71.7%	74.6%
Non-Interest Expense:
Salaries and employee benefits	82,586	83,929	79,227	81,012	80,228	(1.6)%	2.9%
Net occupancy	13,982	13,161	13,221	13,144	13,486	6.2%	3.7%
Data processing and software	13,561	11,951	12,285	12,193	11,645	13.5%	16.5%
Other outside services	8,490	8,334	7,617	7,600	7,881	1.9%	7.7%
Equipment	3,428	3,563	3,711	3,193	3,418	(3.8)%	0.3%
Professional fees	2,779	2,424	2,879	3,331	4,202	14.6%	(33.9)%
FDIC insurance	2,624	2,346	1,578	2,133	2,808	11.8%	(6.6)%
Amortization of tax credit investments	1,531	1,532	1,694	1,450	1,450	(0.1)%	5.6%
Marketing	1,002	1,098	1,147	1,303	1,579	(8.7)%	(36.5)%
Intangible amortization	115	132	132	132	132	(12.9)%	(12.9)%
Debt extinguishment	32,163	—	—	2,878	—	N/M	N/M
Other	16,123	26,268	15,654	14,637	15,723	(38.6)%	2.5%
Total Non-Interest Expense	178,384	154,737	139,145	143,006	142,552	15.3%	25.1%
Income Before Income Taxes	86,961	56,187	71,139	46,100	28,808	54.8%	N/M
Income tax expense	13,898	5,362	9,529	6,542	2,761	N/M	N/M
Net Income	73,063	50,825	61,610	39,558	26,047	43.8%	N/M
Preferred stock dividends	(2,591)	(2,135)	—	—	—	21.4%	N/M
Net Income Available to Common Shareholders	$70,472	$48,690	$61,610	$39,558	$26,047	44.7%	N/M

PER SHARE:
Net income:
Basic	$0.43	$0.30	$0.38	$0.24	$0.16	43.3%	N/M
Diluted	0.43	0.30	0.38	0.24	0.16	43.3%	N/M
Cash dividends	0.14	0.17	0.13	0.13	0.13	(17.6)%	7.7%

Weighted average shares (basic)	162,441	162,242	162,061	161,715	163,475	0.1%	(0.6)%
Weighted average shares (diluted)	163,737	163,071	162,579	162,267	164,417	0.4%	(0.4)%

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Three months ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Loans, net of unearned income	$18,980,586	$165,462	3.53%	$18,994,514	$164,329	3.45%	$16,860,067	$177,496	4.23%
Taxable investment securities	2,438,496	13,691	2.08%	2,233,730	13,559	2.43%	2,284,457	16,294	2.85%
Tax-exempt investment securities	911,648	7,156	3.13%	886,329	7,044	3.17%	720,223	5,960	3.29%
Total Investment Securities	3,350,144	20,847	2.49%	3,120,059	20,603	2.64%	3,004,680	22,254	2.96%
Loans held for sale	53,465	471	3.53%	76,871	521	2.71%	27,178	320	4.71%
Other interest-earning assets	1,900,199	1,136	0.24%	1,668,454	1,179	0.28%	602,270	2,532	1.69%
Total Interest-earning Assets	24,284,394	187,916	3.13%	23,859,898	186,632	3.12%	20,494,195	202,602	3.97%

Noninterest-earning assets:
Cash and due from banks	120,181			126,190			138,248
Premises and equipment	230,649			236,265			239,619
Other assets	1,728,473			1,799,381			1,590,666
Less: ACL - loans(2)	(280,881)			(272,329)			(210,629)
Total Assets	$26,082,816			$25,749,405			$22,252,099

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$5,832,174	$1,160	0.08%	$5,762,150	$1,457	0.10%	$4,649,905	$5,643	0.49%
Savings deposits	6,137,084	1,526	0.10%	5,905,137	1,866	0.13%	5,127,662	7,110	0.56%
Brokered deposits	324,364	395	0.49%	340,451	451	0.53%	275,359	1,073	1.57%
Time deposits	2,150,570	6,521	1.23%	2,306,556	8,082	1.39%	2,761,474	12,614	1.84%
Total Interest-bearing Deposits	14,444,192	9,602	0.27%	14,314,294	11,856	0.33%	12,814,400	26,440	0.83%

Short-term borrowings	570,775	188	0.13%	622,623	268	0.17%	1,303,047	4,073	1.25%
FHLB advances and long-term debt	1,271,170	10,698	3.38%	1,296,139	9,930	3.06%	1,063,214	8,119	3.06%
Total Interest-bearing Liabilities	16,286,137	20,488	0.51%	16,233,056	22,054	0.54%	15,180,661	38,632	1.02%

Noninterest-bearing liabilities:
Demand deposits	6,672,832			6,477,228			4,307,027
Total Deposits/Cost of Deposits	21,117,024		0.18%	20,791,522		0.23%	17,121,427		0.62%
Other	486,749			494,255			427,395
Total Liabilities	23,445,718			23,204,539			19,915,083
Total Interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	22,958,969		0.36%	22,710,284		0.39%	19,487,688		0.80%

Shareholders' equity	2,637,098			2,544,866			2,337,016
Total Liabilities and Shareholders' Equity	$26,082,816			$25,749,405			$22,252,099

Net interest income/net interest margin (fully taxable equivalent)		167,428	2.79%		164,578	2.75%		$163,970	3.21%
Tax equivalent adjustment		(2,979)			(2,987)			$(3,224)
Net interest income		$164,449			$161,591			$160,746

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Loans, net of unearned income" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands
	Three months ended					% Change from
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2021	2020	2020	2020	2020	2020	2020
Loans, by type:
Real estate - commercial mortgage	$7,128,997	$7,101,363	$6,986,528	$6,875,872	$6,746,766	0.4%	5.7%
Commercial and industrial	4,033,367	4,024,879	4,030,750	4,451,228	4,446,750	0.2%	(9.3)%
Real estate - residential mortgage	3,183,585	3,087,529	2,975,516	2,769,682	2,670,019	3.1%	19.2%
Real estate - home equity	1,175,218	1,212,113	1,237,602	1,271,190	1,300,132	(3.0)%	(9.6)%
Real estate - construction	1,054,718	1,009,284	981,589	941,079	929,529	4.5%	13.5%
Consumer	459,038	468,678	464,851	465,728	466,415	(2.1)%	(1.6)%
Equipment lease financing	266,405	279,059	279,217	284,658	284,566	(4.5)%	(6.4)%
Other(1)	(9,455)	(18,817)	(28,656)	13,443	15,890	(49.8)%	N/M
Loans, net of unearned income before PPP	17,291,873	17,164,088	16,927,397	17,072,880	16,860,067	0.7%	2.6%
PPP	1,688,713	1,830,426	1,953,122	1,258,917	—	(7.7)%	N/M
Total Loans, net of unearned income	$18,980,586	$18,994,514	$18,880,519	$18,331,797	$16,860,067	(0.1)%	12.6%

Deposits, by type:
Noninterest-bearing demand	$6,672,832	$6,477,228	$6,270,683	$5,789,788	$4,307,027	3.0%	54.9%
Interest-bearing demand	5,832,174	5,762,150	5,591,548	5,103,419	4,649,905	1.2%	25.4%
Savings	6,137,084	5,905,137	5,716,050	5,446,368	5,127,662	3.9%	19.7%
Total demand and savings	18,642,090	18,144,515	17,578,281	16,339,575	14,084,594	2.7%	32.4%
Brokered	324,364	340,451	314,721	312,121	275,359	(4.7)%	17.8%
Time	2,150,570	2,306,556	2,495,445	2,624,962	2,761,474	(6.8)%	(22.1)%
Total Deposits	$21,117,024	$20,791,522	$20,388,447	$19,276,658	$17,121,427	1.6%	23.3%

Short-term borrowings, by type:
Customer funding	$570,775	$622,623	$613,127	$546,716	$428,240	(8.3)%	33.3%
Federal funds purchased	—	—	—	74,231	186,868	N/M	(100.0)%
Short-term FHLB advances and other borrowings	—	—	—	86,824	687,937	N/M	(100.0)%
Total Short-term borrowings	$570,775	$622,623	$613,127	$707,771	$1,303,045	(8.3)%	(56.2)%

(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION

FULTON FINANCIAL CORPORATION

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
dollars in thousands
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
Allowance for credit losses related to Loans, net of unearned income:
Balance at beginning of period	$277,567	$266,825	$256,537	$238,508	$163,620

Impact of adopting CECL	—	—	—	—	45,724

Loans charged off:
Commercial and industrial	(4,319)	(1,567)	(2,969)	(3,480)	(10,899)
Real estate - commercial mortgage	(1,837)	(300)	(746)	(2,324)	(855)
Consumer and home equity	(847)	(668)	(1,093)	(1,303)	(1,529)
Real estate - residential mortgage	(192)	—	(198)	(235)	(187)
Real estate - construction	(39)	—	—	(17)	—
Equipment lease financing and other	(968)	(483)	(483)	(688)	(533)
Total loans charged off	(8,202)	(3,018)	(5,489)	(8,047)	(14,003)
Recoveries of loans previously charged off:
Commercial and industrial	769	4,581	2,103	2,978	1,734
Real estate - commercial mortgage	174	588	100	95	244
Consumer and home equity	440	594	491	649	646
Real estate - residential mortgage	95	199	95	112	85
Real estate - construction	384	179	4,873	—	70
Equipment lease financing and other	159	219	185	92	108
Recoveries of loans previously charged off	2,021	6,360	7,847	3,926	2,887
Net loans recovered (charged off)	(6,181)	3,342	2,358	(4,121)	(11,116)
Provision for credit losses	(5,400)	7,400	7,930	22,150	40,280
Balance at end of period	$265,986	$277,567	$266,825	$256,537	$238,508
Net charge-offs (recoveries) to average loans (annualized)	0.13%	(0.07)%	(0.05)%	0.09%	0.26%

Allowance credit losses related to OBS Credit Exposures(1)
Balance at beginning of period	$14,373	$15,533	$16,383	$18,963	$2,588
Impact of adopting CECL	—	—	—	—	12,625
Provision for credit losses	(100)	(1,160)	(850)	(2,580)	3,750
Balance at end of period	$14,273	$14,373	$15,533	$16,383	$18,963

NON-PERFORMING ASSETS:
Non-accrual loans	$143,889	$137,198	$128,321	$125,037	$120,345
Loans 90 days past due and accruing	8,559	9,929	13,761	14,767	19,593
Total non-performing loans	152,448	147,127	142,082	139,804	139,938
Other real estate owned	3,664	4,178	4,565	5,418	6,593
Total non-performing assets	$156,112	$151,305	$146,647	$145,222	$146,531

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$31,871	$32,610	$37,224	$39,730	$41,318
Real estate - commercial mortgage	54,164	52,647	43,426	42,374	36,538
Real estate - residential mortgage	36,152	30,793	28,287	22,887	25,832
Consumer and home equity	13,072	13,090	12,292	11,911	11,226
Real estate - construction	1,440	1,550	4,051	4,525	4,379
Equipment lease financing and other	15,749	16,437	16,802	18,377	20,645
Total non-performing loans	$152,448	$147,127	$142,082	$139,804	$139,938

(1) The allowance for credit losses related to OBS Credit Exposures is presented in "other liabilities" on the consolidated balance sheets.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
in thousands, except per share data and percentages

Explanatory note:	This press release contains supplemental financial information, as detailed below, which has been derived by methods other than Generally Accepted Accounting Principles ("GAAP"). The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020
Common shareholders' equity (tangible), per share
Shareholders' equity	$2,629,655	$2,616,828	$2,390,261	$2,340,501	$2,285,748
Less: Preferred stock	(192,878)	(192,878)	—	—	—
Less: Goodwill and intangible assets	(536,544)	(536,659)	(534,907)	(535,039)	(535,171)
Tangible common shareholders' equity (numerator)	$1,900,233	$1,887,291	$1,855,354	$1,805,462	$1,750,577

Shares outstanding, end of period (denominator)	162,518	162,350	162,134	161,958	161,435

Common shareholders' equity (tangible), per share	$11.69	$11.62	$11.44	$11.15	$10.84

Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$70,472	$48,690	$61,610	$39,558	$26,047
Plus: Intangible amortization, net of tax	90	104	103	104	104
(Numerator)	$70,562	$48,794	$61,713	$39,662	$26,151

Average shareholders' equity	$2,637,098	$2,544,866	$2,374,091	$2,309,133	$2,337,016
Less: Average preferred stock	(192,878)	(127,639)	—	—	—
Less: Average goodwill and intangible assets	(536,601)	(535,474)	(534,971)	(535,103)	(535,235)
Average tangible common shareholders' equity (denominator)	$1,907,619	$1,881,753	$1,839,120	$1,774,030	$1,801,781

Return on average common shareholders' equity (tangible), annualized	15.00%	10.32%	13.50%	8.99%	5.84%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,629,655	$2,616,828	$2,390,261	$2,340,501	$2,285,748
Less: Preferred stock	(192,878)	(192,878)	—	—	—
Less: Goodwill and intangible assets	(536,544)	(536,659)	(534,907)	(535,039)	(535,171)
Tangible common shareholders' equity (numerator)	$1,900,233	$1,887,291	$1,855,354	$1,805,462	$1,750,577

Total assets	$25,892,990	$25,906,733	$25,543,281	$24,617,863	$22,929,859
Less: Goodwill and intangible assets	(536,544)	(536,659)	(534,907)	(535,039)	(535,171)
Total tangible assets (denominator)	$25,356,446	$25,370,074	$25,008,374	$24,082,824	$22,394,688

Tangible common equity to tangible assets	7.49%	7.44%	7.42%	7.50%	7.82%

Efficiency ratio
Non-interest expense	$178,384	$154,737	$139,145	$143,006	$142,552
Less: Amortization of tax credit investments	(1,531)	(1,532)	(1,694)	(1,450)	(1,450)
Less: Intangible amortization	(115)	(132)	(132)	(132)	(132)
Less: 2020 cost savings initiatives	—	(15,400)	(800)	—	—
Less: Debt extinguishment costs	(32,163)	—	—	(2,878)	—
Non-interest expense (numerator)	$144,575	$137,673	$136,519	$138,546	$140,970

Net interest income (fully taxable equivalent)	$167,428	$164,578	$157,106	$155,854	$163,970
Plus: Total Non-interest income	95,397	55,574	63,248	55,922	54,644
Less: Investment securities gains, net	(33,475)	—	(2)	(3,005)	(46)
Total revenue (denominator)	$229,350	$220,152	$220,352	$208,771	$218,568

Efficiency ratio	63.0%	62.5%	62.0%	66.4%	64.5%

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2021	2020	2020	2020	2020

Asset Quality, excluding PPP
Net loans recovered (charged-off) (numerator)	$(6,181)	$3,342	$2,358	$(4,121)	$(11,116)

Average loans, net of unearned income	$18,980,586	$18,994,514	$18,880,519	$18,331,797	$16,860,067
Less: Average PPP loans	(1,688,713)	(1,830,426)	(1,953,122)	(1,258,917)	—
Total adjusted average loans (denominator)	$17,291,873	$17,164,088	$16,927,397	$17,072,880	$16,860,067

Net charge-offs (recoveries) to average loans (annualized)	0.14%	(0.08)%	(0.06)%	0.10%	0.26%

Non-performing loans (numerator)	$152,448	$147,127	$142,082	$139,804	$139,938

Loans, net of unearned income	$18,990,986	$18,900,820	$19,028,621	$18,704,722	$17,077,403
Less: PPP loans	(1,688,394)	(1,581,712)	(1,960,165)	(1,937,034)	—
Total adjusted loans (denominator)	$17,302,592	$17,319,108	$17,068,456	$16,767,688	$17,077,403

Non-performing loans to adjusted total loans	0.88%	0.85%	0.83%	0.83%	0.82%

ACL - loans (numerator)	$265,986	$277,567	266,825	256,537	$238,508

Loans, net of unearned income	$18,990,986	$18,900,820	$19,028,621	$18,704,722	$17,077,403
Less: PPP loans	(1,688,394)	(1,581,712)	(1,960,165)	(1,937,034)	—
Total adjusted loans (denominator)	$17,302,592	$17,319,108	$17,068,456	$16,767,688	$17,077,403

ACL - loans to adjusted total loans	1.54%	1.60%	1.56%	1.53%	1.40%

Pre-provision net revenue
Net interest income	$164,448	$161,591	$154,116	$152,754	$160,746
Non-interest income	95,397	55,574	63,248	55,922	54,644
Less: Investment securities gains, net	(33,475)	—	(2)	(3,005)	(46)
Total revenue	$226,370	$217,165	$217,362	$205,671	$215,344

Non-interest expense	$178,384	$154,737	$139,145	$143,006	$142,552
Less: Debt extinguishment	(32,163)	—	—	(2,878)	—
Less: Amortization on tax credit investments	(1,531)	(1,532)	(1,694)	(1,450)	(1,450)
Less: Intangible amortization	(115)	(132)	(132)	(132)	(132)
Total non-interest expense	$144,575	$153,073	$137,319	$138,546	$140,970

Pre-provision net revenue	$81,795	$64,092	$80,043	$67,125	$74,374

Note: numbers may not sum due to rounding.